CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into the Prospectus and Statement of Additional Information in the accompanying Post-Effective Amendment to the Registration Statement on Form N-1A of the Catalyst Value Fund, Catalyst/SMH High Income Fund (formerly Catalyst High Income Fund) and Catalyst/SMH Total Return Income Fund (formerly Catalyst Total Return Fund) (each a series of shares of beneficial interest of Catalyst Funds) of our report dated August 27, 2009 on the financial statements and financial highlights included in the June 30, 2009 Annual Report to the Shareholders of the above referenced funds.

We further consent to the references to our firm under the heading “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

July 19, 2010

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Catalyst Funds. Such reference is included in the Statement of Additional Information of Catalyst Strategic Value Fund, Catalyst/Groesbeck Growth of Income Fund and Catalyst Rising Dividend Income Fund under “Independent Registered Public Accounting Firm”.

BBD, LLP

Philadelphia, Pennsylvania

July 19, 2010